UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

April 28, 2016

Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our 2016 Annual Meeting of Shareholders (the “Annual Meeting”) held on April 28, 2016, our shareholders approved our 2016 Stock Option Plan (the “Plan”), attached hereto as Exhibit 10.1. A description of the terms of the Plan are contained under the caption “Proposal 2 Adoption of the Company’s 2016 Stock Option Plan”, in our Proxy Statement relating to the Annual Meeting filed with the Securities and Exchange Commission on March 7, 2016, as supplemented by our Supplement to Proxy Statement filed with the Securities and Exchange Commission on April 13, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2016, we (the “Company”) held our Annual Meeting of Shareholders at which the shareholders voted (i) for the election of Immanuel Thangaraj, Bruce F. Wesson, Robert B. Jones, William G. Skelly and George K. Ross to our Board of Directors for one-year terms; (ii) for the adoption of the Company’s 2016 Stock Option Plan and (iii) for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2016 fiscal year ending December 31, 2016.

The results of the voting with respect to each matter voted upon, as applicable, are set forth below.

1.	Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Robert B. Jones	6,619,832	381,189	3,037,206
Bruce F. Wesson	6,721,080	279,941	3,037,206
William Skelly	6,741,911	259,110	3,037,206
Immanuel Thangaraj	6,720,534	280,487	3,037,206
George Ross	6,947,868	53,153	3,037,206

2.	Adoption of the Company’s 2016 Stock Option Plan

For	Against	Abstentions	Broker Non-Votes
6,444,810	544,432	11,779	3,037,206

3.	Ratification of Independent Registered Public Accounting Firm for 2016 Fiscal Year:

For	Against	Abstentions
9,910,039	55,616	72,572

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

*10.1	Acura Pharmaceuticals Inc. 2016 Stock Option Plan

* Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens Senior Vice President & Chief Financial Officer

Date: April 28, 2016

Exhibit Index

Exhibit Number	Description

*10.1	Acura Pharmaceuticals Inc. 2016 Stock Option Plan

* Compensatory plan or arrangement